Exhibit 99.1

SMART FOR LIFE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are based on the Company's historical consolidated results of operations and financial position, adjusted to give effect to the Disposition, as defined in Item 2.01 of this Form 8-K, as if it had been completed on September 30, 2023 with respect to the pro forma condensed consolidated balance sheet and for the nine months ended September 30, 2023 and for the year ended December 31, 2022 with respect to the pro forma condensed consolidated statements of operations.

These unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States.

The unaudited pro forma condensed consolidated financial information is subject to the assumptions and adjustments described in the accompanying notes. These assumptions and adjustments are based on information presently available. Actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of the Company for each period presented and in the opinion of the Company’s management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made. These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had events reflected been completed as of the dates indicated, and may not be useful in predicting the impact of the Disposition on the future financial condition and results of operations of the Company due to a variety of factors.

SMART FOR LIFE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2023

		Pro Forma
	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$8,890	$(1,635)	(a)	$7,255
Accounts receivable, net	412,547	(48,984)	(a)	363,563
Inventory	1,987,730	(119,645)	(a)	1,868,085
Prepaid expenses and other current assets	139,928	(139,928)	(a)	-
Total current assets	2,549,095	(310,192)		2,238,903
Property and equipment, net	311,472	(2,473)	(a)	308,999
Intangible assets, net	14,341,745	(3,307,455)	(a)	11,034,290
Goodwill	5,816,100	(173,451)	(a)	5,642,649
Deposits and other assets	98,947	-		98,947
Investments	-	-		-
Right of use asset	2,421,550	(368,501)	(a)	2,053,049
Total assets	$25,538,909	$(4,162,072)		$21,376,837

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,241,956	$(835,962)	(b)	$3,405,994
Accrued expenses	3,420,964	(107,719)	(b)	3,313,245
Accrued expenses, related parties	157,938	-		157,938
Due to related parties, net	-	-		-
Deferred revenue	750,739	(85,458)	(a)	665,281
Preferred stock dividend payable	600,750	-		600,750
Lease liability, current	347,852	(35,199)	(a)	312,653
Debt, current, net of debt discounts	4,404,462	(28,157)	(a)	4,376,305
Total current liabilities	13,924,661	(1,092,495)		12,832,166
Lease liability, noncurrent	2,157,344	(339,753)	(a)	1,817,591
Debt, noncurrent	8,505,068	(2,703,042)	(b)	5,802,026
Total liabilities	24,587,073	(4,135,290)		20,451,783
Commitments and contingencies
Equity:
Stockholders’ equity:
Series A Preferred	-	-		-
Series B Preferred	4	-		4
Common Stock	63	-		63
Additional paid in capital	58,792,603	-		58,792,603
Accumulated deficit	(57,840,834)	(26,782)	(c)	(57,867,616)
Total stockholders’ equity	951,836	(26,782)		925,054
Total liabilities and equity	$25,538,909	$(4,162,072)		$21,376,837

SMART FOR LIFE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS FOR THE YEAR ENDED

DECEMBER 31, 2022

		Pro Forma		Pro
	Historical	Adjustments		Forma
Revenue – manufacturing	$14,331,482	(1,481,064)	(d)	$12,850,418
Revenue - advertising	3,434,879	-		3,434,879
Total revenues	$17,766,361	$(1,481,064)		$16,285,297
Cost of goods sold	10,327,956	(986,309)		9,341,647
Cost of sales - advertising	2,561,276	-		2,561,276
Total cost of revenue	12,889,232	(986,309)	(d)	11,902,923
Gross Profit	$4,877,129	$(494,755)		$4,382,374
Operating expenses:
General and Administrative	6,321,672	(639,594)	(d)	5,682,078
Compensation	6,690,889	(245,976)	(d)	6,444,913
Professional services	1,925,713	171,352	(d)	2,097,065
Depreciation and amortization	2,145,441	(421,195)	(d)	1,724,246
Total operating expenses	17,083,715	(1,135,413)		15,948,302
Operating loss	$(12,206,586)	$640,658		$(11,565,928)

Loss from discontinued operations	-	(647,014)	(e)	(647,014)
Other non-operating income (expense), net	(8,900)	-		(8,900)
Consulting fee – related parties	(1,471,199)	-		(1,471,199)
IPO expenses	(702,394)	-		(702,394)
Gain on debt extinguishment	329,052	-		329,052
Interest (expense)	(15,917,788)	6,356	(d)	(15,911,432)
Total other (expenses)	(17,771,229)	(640,658)		(18,411,887)

Net loss from continuing operations	(29,977,815)			(29,330,801)
Net loss from discontinued operations	-			(647,014)
Net loss	$(29,977,815)			$(29,977,815)
Preferred Dividends	$-			$-
Net loss attributable to common stockholders	$(29,977,815)			$(29,977,815)
Weighted average shares outstanding	304,950			304,950
Earnings per share for common stockholders:
Continuing operations	$(98.30)			$(96.18)
Discontinued operations	$-			$(2.12)

SMART FOR LIFE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2023

		Pro Forma		Pro
	Historical	Adjustments		Forma
Revenue – manufacturing	$7,077,105	(2,486,412)	(d)	$4,590,693
Revenue - advertising	361,470	-		361,470
Total revenues	$7,438,575	$(2,486,412)		$4,952,163
Cost of goods sold	4,528,103	(1,372,528)		3,155,575
Cost of sales - advertising	279,037	-		279,037
Total cost of revenue	4,807,140	(1,372,528)	(d)	3,434,612
Gross Profit	$2,631,435	$(1,113,884)		$1,517,551
Operating expenses:
General and Administrative	3,838,333	(258,236)	(d)	3,580,097
Compensation	4,929,327	(401,995)	(d)	4,527,332
Professional services	1,565,396	3,500	(d)	1,568,896
Consulting Fee Related Party	46,686	-		46,686
Impairment of intangible assets	466,737	-		466,737
Depreciation and amortization	1,814,613	(1,113,890)	(d)	700,723
Total operating expenses	12,661,092	(1,770,621)		10,890,471
Operating loss	$(10,029,657)	$656,737		$(9,372,920)

Loss from discontinued operations	-	(976,983)	(e)	(976,983)
Loss on disposal of subsidiary	-	(26,782)	(c)	(26,782)
Other non-operating income (expense), net	333,498	(8,826)	(d)	324,672
Gain on debt extinguishment	273,058	(67,331)	(d)	205,727
Interest (expense)	(3,425,318)	396,403	(d)	(3,028,915)
Total other (expenses)	(2,818,762)	(683,519)		(3,502,281)

Net loss from continuing operations	(12,848,419)			(11,871,436)
Net loss from discontinued operations	-			(976,983)
Net loss	$(12,848,419)			$(12,875,201)
Preferred Dividends	$-			$-
Net loss attributable to common stockholders	$(12,848,419)			$(12,875,201)
Weighted average shares outstanding	304,950			304,950
Earnings per share for common stockholders:
Continuing operations	$(42.13)			$(38.93)
Discontinued operations	$-			$(3.20)

SMART FOR LIFE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE
SHEET AND STATEMENTS OF OPERATIONS

(a)	Adjustment to eliminate the assets and liabilities attributable to the Divested Assets.

(b)	Adjustment reflects the elimination of debts forgiven and paid as consideration in the Disposition.

(c)	Amount represents the loss on sale of the divested assets resulting from the Disposition.

(d)	Adjustment to eliminate the historical revenue and expenses (operating and other) of the Divested Assets for the respective periods of the nine months ended September 30, 2023 and December 31, 2022.

(e)	Adjustment represents the reclassification of the eliminated historical revenues and expenses into a single component for disclosure purposes.

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